UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2025

Australian Oilseeds Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41986	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra, Australia 2590

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +02 6942 4347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value per share	COOT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	COOT	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors

Resignation of Menaka Athukorala.

On May 1, 2025, Mr. Menaka Athukorala tendered his notice of retirement and resignation from the Board of Directors of Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”), effective as of May 1, 2025. Mr. Athukorala’s resignation included resignation from the Audit Committee and as Chair of the Nominating and Corporate Governance Committee. Mr. Athukorala’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Election of Phaneesh Murthy.

At the recent 2025 Annual Meeting of the shareholders of the Company, Mr. Phaneesh Murthy was elected to the Board of Directors of the Company. The Board of Directors anticipates naming Mr. Murthy to serve on the following committees of the Board of Directors: (i) the Audit Committee and (ii) as Chair of the Nominating and Corporate Governance Committee.

Phaneesh Murthy brings nearly four decades of experience to the Company as an industry leader over his business career. Having successfully structured and managed large outsourcing deals for Fortune 500 companies, Phaneesh remains a vital asset to any business venture he pursues. Today, Mr. Murthy has been an active consultant for a strategy consulting firm he founded called Primentor, Inc., a consulting firm providing expertise in the areas of IT spending, business strategies, and restructuring. Aside from Primentor, Inc., Mr. Murthy further offers his expertise on the Advisory Board to the private equity fund, Partners Group and is an operating partner with New State Capital Partners LLC. Mr. Murthy contributes and focuses on areas of technology, business services, and BPO-related opportunities.

Mr. Murthy joined iGATE as its CEO in 2003 and was its CEO until 2013 where he restructured a loss making company to a highly profitable company and took revenues up from close to nothing to about $1.2 billion, putting iGATE on the map of global outsourcers. From 1995 to 2002 Phaneesh served as Worldwide Head of Sales and Marketing, Communications, and the Product Solutions Group of Infosys Ltd. As the Global Sales Head of Infosys Ltd, Mr. Murthy is widely credited for taking the organization from just $2 million in revenues to $700 million in under 10 years. Mr. Murthy received his Bachelor of Science from the Indian Institute of Technology in Chennai and followed that up with an MBA from the Indian Institute of Management in Ahmedabad.

Mr. Murthy will be eligible to receive compensation for his service on the Board of Directors consistent with that provided to all non-employee directors, as adjusted by the Board of Directors from time to time. There was no arrangement or understanding between Mr. Murthy and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Murthy, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting was held on April 30, 2025.

(b)	The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1. Election of Directors: Our shareholders elected the following two (2) Class I directors to each serve a three-year term expiring on the date of our 2028 annual meeting of shareholders or until his successor has been duly chosen and qualified.

1A. Kevin Chen

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
13,691,389	58.953%	0	0%	4,234	0.018%	N/A	N/A

1B. Phaneesh Murthy

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
13,562,760	58.40%	0	0%	132,863	0.572%	N/A	N/A

2. To ratify the appointment of BDO Audit Pty Ltd. (“BDO”) as our independent registered public accounting firm for 2024.

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
13,695,623	58.972%	0	0%	0	0%	N/A	N/A

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Australian Oilseeds Holdings Limited

Date: May 5, 2025	By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chief Executive Officer